EXHIBIT 21
                                                                    Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                                                Jurisdiction of
                                                                 Incorporation
Name of Subsidiary                                              or Organization
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Minghua Group International Holding (Hong Kong) Ltd.              Hong Kong

Minghua Acquisition Corp.                                         Delaware

Shenzhen Minghua Environmental Protection Vehicles Co. Ltd.        China

Ming Hua Environmental Protection Science and Technology Ltd.    Hong Kong

Good View Bus Manufacturing (Holding) Co. Ltd.                   Hong Kong

Eagle Bus Development Ltd.                                       Hong Kong

Guangzhou City View Bus Installation Co. Ltd.                      China

Euromax International Investments Limited                        Hong Kong

Beijing China Cardinal Real Estate Consulting Co., Ltd             China

Keytop Holding Limited                                           Hong Kong

Top Team holdings Limited                                 British Virgin Islands

Asia Key Group Limited                                    British Virgin Islands